  EXHIBIT 99.1

Midwest Energy Emissions Corp. Announces Preliminary Q1 2017 Revenues; Reiterates 2017 Revenue Guidance

Q1 2017 Revenues to Increase at Least 57% YoY to Record $5.3 Million

LEWIS CENTER, OH– April 19, 2017 – Midwest Energy Emissions Corp. (OTCQB: MEEC) ("ME2C" or the "Company"), a leader in mercury emissions control in North America, has provided preliminary revenue results for its first quarter ended March 31, 2017. The Company reiterated its previously issued full year 2017 revenue guidance of between $60 to $70 million.

Preliminary Q1 2017 Results

The Company expects total revenues for the first quarter of 2017 to be in excess of $5.3 million, an increase of at least 57% when compared to revenue of $3.4 million in the first quarter of 2016.

This year over year growth is primarily attributed to the Company operating all of its Mercury and Air Toxics Standard (MATS)-compliant systems under contract during the quarter. Final recognized revenue is subject to the ME2C's quarterly review and will be released with the Company's unaudited financial statements and related quarterly report.

Full Year 2017 Revenue Guidance

For the full year ending December 31, 2017, the Company reiterates expected revenues of between $60 to $70 million, based on current power demand forecasts and plant projections.

Management Commentary

“Our robust revenue growth in the first quarter of 2017 is due to the strong demand for our proprietary SEA™ Technology from coal fired power plants,” said Richard MacPherson, President and CEO of ME2C. “We believe our company has become the go-to solution in North America to help coal-fired power plants improve operational and economic efficiencies.”

MacPherson concluded: “As we have noted, the first quarter is the low watermark of the year in terms of revenue generation, as many of our customers, who are predominately located in the Southwest, are in their outage/overhaul season which typically results in a decrease in electricity generation for these winter months. That being said, we are still experiencing exceptional year-over-year growth of 57% when compared to the first quarter of 2016. Going forward, we do expect seasonality to smooth out as we secure customers in various geographic regions which customers we are continuing to aggressively pursue.”

About Midwest Energy Emissions Corp. (ME2C)

Midwest Energy Emissions Corp. (OTCQB: MEEC) delivers patented and proprietary solutions to the global coal-power industry to remove mercury from power plant emissions, providing performance guarantees, and leading-edge emissions services. The U.S. Environmental Protection Agency (EPA) MATS rule requires that all coal- and oil-fired power plants in the U.S., larger than 25 mega-watts, must remove roughly 90% of mercury from their emissions starting April 15, 2015. ME2C has developed patented technology and proprietary products that have been shown to achieve mercury removal levels compliant with MATS at a significantly lower cost and with less operational impact than currently used methods, while preserving the marketability of fly-ash for beneficial use. For more information, please visit www.midwestemissions.com.

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Safe Harbor Statement

With the exception of historical information contained in this press release, content herein may contain "forward-looking statements" that are made pursuant to the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by using words such as “anticipate," "believe," "plan," "expect," "intend," "will," and similar expressions, but these words are not the exclusive means of identifying forward-looking statements. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the statements made. Matters that may cause actual results to differ materially from those in the forward-looking statements include, among other factors, the gain or loss of a major customer, change in environmental regulations, disruption in supply of materials, capacity factor fluctuations of power plant operations and power demands, a significant change in general economic conditions in any of the regions where our customer utilities might experience significant changes in electric demand, a significant disruption in the supply of coal to our customer units, the loss of key management personnel, availability of capital and any major litigation regarding the Company. In addition, this release contains time-sensitive information that reflects management's best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release. Further information concerning issues that could materially affect financial performance related to forward-looking statements contained in this release can be found in the Company's periodic filings with the Securities and Exchange Commission.

Company Contact:

Richard MacPherson

Chief Executive Officer

Midwest Energy Emissions Corp.

Main: 614-505-6115

rmacpherson@midwestemissions.com

Investor Relations Contact:

Greg Falesnik

Managing Director

MZ Group - MZ North America

Main: 949-385-6449

greg.falesnik@mzgroup.us

www.mzgroup.us

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